NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS FIRST QUARTER 2009 RESULTS

Reports diluted EPS of $.63/share

Reaffirms guidance for 2009 of $1.85 - $2.00 per fully diluted share

Declares dividend of 33.5 cents per share

Announces the results of the annual shareholder meeting

SIOUX FALLS, S.D. – Apr. 23, 2009 – NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the quarter ended March 31, 2009.

Highlights for the quarter include:

•	Reports net income of $22.8 million, or $.63/diluted share, compared with net income of $23.5 million in 1Q 2008, or $.59/diluted share;
o	The increase in EPS was due primarily to the share buy back concluded in the third quarter of 2008.
•	Moody’s Investors Service (Moody’s) upgraded the senior secured to Baa1 from Baa2 and unsecured credit ratings to Baa2 from Baa3;
•	Issued $250 million of First Mortgage Bonds at 6.34% due in 2019;
o	As of March 31, 2009, total net liquidity was approximately $260.0 million, including $83.2 million of cash and $176.8 million of revolving credit facility availability.
•	Total net liquidity increased to approximately $260 million as of March 31, 2009;
•	Montana Public Service Commission (MPSC) conducted hearings related to our proposed Mill Creek Generation Station and a decision is expected in the second quarter of 2009;
•	Placed our ownership interest in Colstrip Unit 4 into utility rate base at a value of $407 million, pursuant to a 2008 MPSC order; and
•	Gross Margin increased to $162.9 million for the first quarter of 2009 compared with $156.9 million for the same period of 2008.

First Quarter Financial Results

Consolidated net income was $22.8 million or $.63 per diluted share for the quarter ended March 31, 2009, compared with consolidated net income of $23.5 million or $.59 per diluted share for the quarter ended March 31, 2008. Computed diluted shares were 36.3 million at March 31, 2009 compared with 39.4 million diluted shares at March 31, 2008. The decrease in the

NorthWestern Reports First Quarter 2009 Financial Results

April 23, 2009

number of computed diluted shares is due to a share buyback conducted in the third quarter of 2008.

“During the first quarter of 2009, our gross margin, electric volumes and our customer counts all improved when compared with the first quarter of 2008,” said Bob Rowe, President and CEO. “Also, indicative of our continued improving financial condition and the fact that we have essentially completed our goal of exiting all non-regulated business activities, Moody’s upgraded our debt in January 2009.”

Consolidated gross margin for the first quarter of 2009 was $162.9 million compared with $156.9 million for the first quarter of 2008. The improvement in consolidated gross margin was primarily due to the transfer of our interest in Colstrip Unit 4 to Montana utility rate base and represents our return on rate base. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. The presentation of Gross Margin is intended to supplement investors’ understanding of our operating performance.  Our Gross Margin measure may not be comparable to other companies’ Gross Margin measure.

Consolidated operating, general and administrative expenses increased to $65.4 million for the quarter ended March 31, 2009 as compared with $60.1 million for the quarter ended March 31, 2008. The increase was due primarily to increased insurance reserves, higher pension expense related to our Montana plan, and increased labor and benefit costs due to a combination of compensation increases and severance costs.

Property and other taxes were $24.3 million for the three months ended March 31, 2009 as compared with $23.6 million in the first quarter of 2008. The increase was due to higher estimated property valuations.

Depreciation expense was $22.7 million for the three months ended March 31, 2009 as compared with $21.1 million in the first quarter of 2008. This increase was primarily due to 2008 plant additions.

Interest expense for the three months ended March 31, 2009 was $15.1 million, a decrease of $1.0 million, or 6.2%, from the first quarter of 2008. This decrease was primarily related to lower interest rates on our variable rate debt.

Income tax expense for the three months ended March 31, 2009 was $13.1 million as compared with $13.2 million in the first quarter of 2008. Our effective tax rate for 2009 was 36.4% as compared with 36.0% for 2008.

Results from Operations

Regulated electric gross margin for the quarter ended March 31, 2009 was $113.2 million, up 20.9%, compared with $93.6 million for the same period of 2008. This improvement is primarily due to the transfer of Colstrip Unit 4 to the regulated utility, which is reflected as an increase in retail revenue and a reduction to cost of sales. Prior to the transfer of Colstrip Unit 4, its results were reflected in the unregulated electric segment through December 31, 2008,

Regulated retail electric volumes for the quarter ended March 31, 2009 totaled 2,663,000 megawatt hours compared with 2,634,000 megawatt hours for the quarter ended 2008, a 1.1% increase. The increase was due primarily to residential and commercial customer growth.

NorthWestern Reports First Quarter 2009 Financial Results

April 23, 2009

Wholesale electric volumes were 243,000 megawatt hours for the quarter ended March 31, 2009, an increase from 49,000 megawatt hours for the same period in 2008. The increase was primarily due to the transfer of Colstrip Unit 4 to the regulated utility from the unregulated electric segment.

Regulated natural gas gross margin was $49.9 million for the quarter ended March 31, 2009 compared with $50.3 million during the first quarter of 2008. Regulated retail natural gas volumes were 13,870,000 dekatherms for the quarter ended March 31, 2009 compared with 14,172,000 dekatherms for the same period in 2008. The decline in gross margin and volumes is primarily due to warmer winter weather in Montana and Nebraska.

Liquidity and Capital Resources

As of March 31, 2009, cash and cash equivalents were $83.2 million compared with $11.3 million at Dec. 31, 2008. The Company had $176.8 million available from credit facilities at March 31, 2009 compared with $74.9 million at Dec. 31, 2008. The increase in credit revolver availability was due primarily to issuance of $250 million of Montana First Mortgage Bonds in March 2009. The proceeds were used to redeem the $100 million term loan held by Colstrip Lease Holdings LLC and repay outstanding borrowings on the credit facility.

Cash provided by operating activities totaled $65.1 million during the quarter ended March 31, 2009, compared with $78.0 million during the quarter ended March 31, 2008. This decrease in operating cash flows is primarily related to increased pension funding of approximately $21.3 million, offset by improvements associated with the timing of energy supply costs collections in the first quarter of 2009 as compared with 2008.

The Company used $18.2 million for investment activities during the quarter ended March 31, 2009 compared with $14.0 million for the quarter ended March 31, 2008. Capital expenditures for the quarter ended March 31, 2009 were $18.5 million as compared with $14.0 million in 2008.

The Company’s financing activities provided $25.0 million during the quarter ended March 31, 2009 compared with financing activities using $43.0 million for the quarter ended March 31, 2008. During the first quarter of 2009 the Company issued debt of $250 million, made debt repayments of $211.3 million, and paid dividends on common stock of $12.0 million. During the first quarter of 2008, we made debt repayments of $30.0 million and paid dividends on common stock of $12.9 million.

Dividend

NorthWestern’s Board of Directors declared a quarterly common stock dividend of 33.5 cents per share, payable on June 30, 2009, to common shareholders of record as of June 15, 2009.

2009 Earnings Outlook

NorthWestern reaffirms its earnings for 2009 to be $1.85 - $2.00/fully diluted share.

The major assumptions include, but are not limited to, the following expectations:

•	2009 net income will increase by approximately $9 million or $.25 per share as a result of the inclusion of our interest in Colstrip Unit 4 in regulated electric rate base;
•	Pension expense is estimated to be flat with the 2008 pension expense;

NorthWestern Reports First Quarter 2009 Financial Results

April 23, 2009

•	Planned insurance recoveries will offset our Q1 insurance reserve expense increase;
•	Retail electric volumes will be flat compared to 2008 volumes;
•	Wholesale electric volumes in South Dakota will decrease due to a planned outage in 2009;
•	Residential and commercial natural gas volumes will be relatively flat compared with 2008 volumes;
•	Fully diluted average shares outstanding of 36.5 million; and
•	Normal weather is assumed in the Company’s electric and natural gas service territories for the rest of 2009.

Results of Annual Shareholder Meeting

At its 2009 Annual Meeting of Stockholders held yesterday, NorthWestern’s stockholders elected E. Linn Draper, Jr., Stephen P. Adik, Dorothy M. Bradley, Dana J. Dykhouse, Julia L. Johnson, Philip L. Maslowe, D. Louis Peoples and Robert C. Rowe to a one-year term on the Board.

Stockholders approved a proposal to create the NorthWestern Energy Employee Stock Purchase Plan, or ESPP. The ESPP is a broad-based plan that allows eligible employees to purchase shares of our common stock at a discount (to be determined in accordance with the terms of the ESPP, but not more than 15 percent) to the average high and low price on the date of the purchase. The number of common shares available for purchase under the ESPP will be 500,000 shares.

Stockholders also ratified Deloitte & Touche, LLP as the company’s independent registered public accounting firm for the year ending December 31, 2009.

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call today at 11:00 am Eastern Time to review its financial results for the quarter ended March 31, 2009.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at noon today through May 22, 2009, at 800-475-6701, access code 996081.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 656,000 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2009 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain

NorthWestern Reports First Quarter 2009 Financial Results

April 23, 2009

words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•

potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse effect on our liquidity, results of operations and financial condition;

•

unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•

unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase operating costs or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

NorthWestern Reports First Quarter 2009 Financial Results

April 23, 2009

NORTHWESTERN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008
Revenues
Electric	$207,987	$196,619
Gas	158,803	171,643
Other	4,113	17,713
Total Revenues	370,903	385,975
Operating Expenses
Cost of sales	208,010	229,084
Operating, general and administrative	65,419	60,071
Property and other taxes	24,289	23,640
Depreciation	22,722	21,091
Total Operating Expenses	320,440	333,886
Operating Income	50,463	52,089
Interest Expense	(15,134)	(16,080)
Other Income	591	662
Income Before Income Taxes	35,920	36,671
Income Tax Expense	(13,107)	(13,220)
Net Income	$22,813	$23,451
Average Common Shares Outstanding	35,934	38,972
Basic Earnings per Average Common Share	$0.63	$0.60
Diluted Earnings per Average Common Share	$0.63	$0.59
Dividends Declared per Average Common Share	$0.335	$0.33

NorthWestern Reports First Quarter 2009 Financial Results

April 23, 2009

NORTHWESTERN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2009	December 31, 2008
	(unaudited)
ASSETS
Current Assets	$349,151	$313,417
Property, Plant, and Equipment, Net	1,839,603	1,839,699
Goodwill	355,128	355,128
Regulatory Assets	226,190	233,102
Other Noncurrent Assets	21,777	20,691
Total Assets	$2,791,849	$2,762,037
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-term Debt and Capital Leases	$21,494	$229,238
Current Liabilities	349,685	359,339
Long-term Capital Leases	36,499	36,798
Long-term Debt	880,464	634,011
Noncurrent Regulatory Liabilities	231,924	222,969
Deferred Income Taxes	133,634	114,707
Other Noncurrent Liabilities	363,639	401,442
Total Liabilities	2,017,339	1,998,504
Total Shareholders’ Equity	774,510	763,533
Total Liabilities and Shareholders’ Equity	$2,791,849	$2,762,037

NORTHWESTERN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2009	2008
Operating Activities
Net income	$22,813	$23,451
Non-cash items	37,447	35,181
Changes in operating assets and liabilities	4,870	19,323
Cash Provided by Operating Activities	65,130	77,955

Cash Used in Investing Activities	(18,189)	(13,954)

Cash Provided by (Used In) Financing Activities	25,013	(43,019)

Net Increase in Cash and Cash Equivalents	$71,954	$20,982
Cash and Cash Equivalents, beginning of period	$11,292	$12,773
Cash and Cash Equivalents, end of period	$83,246	$33,755

NorthWestern Reports First Quarter 2009 Financial Results

April 23, 2009

NORTHWESTERN CORPORATION

REGULATED ELECTRIC SEGMENT

(Unaudited)

	Results
	2009	2008	Change	% Change
	(in millions)
Retail revenue	180.5	181.3	(0.8)	0.4%
Transmission	11.9	11.2	0.7	6.3
Wholesale	11.1	2.1	9.0	428.6
Other	4.5	2.1	2.4	114.3
Total Revenues	208.0	196.7	11.3	5.7
Total Cost of Sales	94.8	103.1	(8.3)	(8.1)
Gross Margin	$113.2	$93.6	$19.6	20.9%

	Revenues		Volumes MWH		Avg. Customer Counts
	2009	2008	2009	2008	2009	2008
	(in thousands)
Retail Electric
Montana	$66,094	$67,294	679	668	269,003	266,104
South Dakota	13,547	12,631	171	160	48,194	47,908
Residential	79,641	79,925	850	828	317,197	314,012
Montana	68,892	69,852	796	799	60,202	59,148
South Dakota	16,673	15,684	228	222	11,475	11,331
Commercial	85,565	85,536	1,024	1,021	71,677	70,479
Industrial	10,947	11,490	765	761	72	72
Other	4,311	4,367	24	24	4,643	4,653
Total Retail Electric	$180,464	$181,318	2,663	2,634	393,589	389,216
Wholesale Electric	11,131	2,066	243	49	N/A	N/A

NorthWestern Reports First Quarter 2009 Financial Results

April 23, 2009

NORTHWESTERN CORPORATION

REGULATED NATURAL GAS SEGMENT

(Unaudited)

	Results
	2009	2008	Change	% Change
	(in millions)
Retail revenue	144.4	151.9	(7.5)	(4.9	) %
Wholesale and other	14.4	19.7	(5.3)	26.9
Total Revenues	158.8	171.6	(12.8)	(7.5)
Total Cost of Sales	108.9	121.3	(12.4)	(10.2)
Gross Margin	$49.9	$50.3	$(0.4)	(0.8)%

	Revenues		Volumes (Dkt)		Customer Counts
	2009	2008	2009	2008	2009	2008
	(in thousands)
Retail Gas
Montana	$55,524	$60,744	5,383	5,568	157,395	155,758
South Dakota	18,690	18,688	1,577	1,607	37,105	36,912
Nebraska	15,443	15,167	1,316	1,405	36,813	36,888
Residential	89,657	94,599	8,276	8,580	231,313	229,558
Montana	28,271	30,265	2,735	2,757	22,046	21,685
South Dakota	14,296	13,934	1,497	1,378	5,887	5,839
Nebraska	10,942	11,311	1,231	1,284	4,582	4,593
Commercial	53,509	55,510	5,463	5,419	32,515	32,117
Industrial	803	1,289	79	119	299	306
Other	476	505	52	54	142	141
Total Retail Gas	$144,445	$151,903	13,870	14,172	264,269	262,122

2009 as compared with:
Heating Degree-Days	2008	Historic Average
Montana	2% warmer	2% warmer
South Dakota	1% colder	5% colder
Nebraska	8% warmer	4% warmer

NorthWestern Reports First Quarter 2009 Financial Results

April 23, 2009

NORTHWESTERN CORPORATION

SEGMENT INFORMATION

(Unaudited)

(in thousands)

Three months ended,	Regulated
March 31, 2009	Electric	Gas	Other	Eliminations	Total
Operating revenues	$207,987	$158,803	$4,651	$(538)	$370,903
Cost of sales	94,748	108,938	4,324	—	208,010
Gross margin	113,239	49,865	327	(538)	162,893
Operating, general and administrative	42,979	21,815	1,163	(538)	65,419
Property and other taxes	18,017	6,227	45	—	24,289
Depreciation	18,391	4,323	8	—	22,722
Operating income (loss)	33,852	17,500	(889)	—	50,463
Interest expense	(11,150)	(3,068)	(916)	—	(15,134)
Other income	291	268	32	—	591
Income tax (expense) benefit	(8,067)	(5,475)	435	—	(13,107)
Net income (loss)	$14,926	$9,225	$(1,338)	$—	22,813
Total assets	$1,956,083	$824,058	$11,708	$—	$2,791,849
Capital expenditures	$14,846	$3,663	$—	$—	$18,509

Three months ended,	Regulated		Unregulated
March 31, 2008	Electric	Gas	Electric	Other	Eliminations	Total
Operating revenues	$196,619	$171,643	$20,404	$7,922	$(10,613)	$385,975
Cost of sales	103,055	121,308	7,032	7,764	(10,075)	229,084
Gross margin	93,564	50,335	13,372	158	(538)	156,891
Operating, general and administrative	35,370	17,924	3,677	3,638	(538)	60,071
Property and other taxes	16,429	6,328	879	4	—	23,640
Depreciation	15,395	3,883	1,805	8	—	21,091
Operating income (loss)	26,370	22,200	7,011	(3,492)	—	52,089
Interest expense	(9,306)	(3,230)	(3,176)	(368)	—	(16,080)
Other income	257	309	13	83	—	662
Income tax (expense) benefit	(5,687)	(7,290)	(1,715)	1,472	—	(13,220)
Net income (loss)	$11,634	$11,989	$2,133	$(2,305)	$—	$23,451
Total assets	$1,532,317	$748,111	$250,229	$17,649	$—	$2,548,306
Capital expenditures	$10,738	$2,726	$493	$—	$—	$13,957